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                                                               Exhibit 99.1


PRESS RELEASE


J2 Communications Delisted from
The Nasdaq SmallCap Market

-----------------------------------------------


    LOS ANGELES, CALIFORNIA. MARCH 25, 2002.

    J2 COMMUNICATIONS (NASDAQSC: JTWO), OWNER
OF THE NATIONAL LAMPOON TRADEMARK, ANNOUNCED
TODAY THAT ITS COMMON STOCK HAS BEEN DELISTED
FROM THE NASDAQ SMALLCAP MARKET EFFECTIVE AS OF
THE OPENING OF THE MARKET ON MARCH 25, 2002.
THE COMPANY EXPECTS ITS COMMON STOCK TO BE
ELIGIBLE TO TRADE ON THE OVER-THE-COUNTER (OTC)
BULLETIN BOARD.

    AT A FEBRUARY 14, 2002 HEARING BEFORE THE
NASDAQ LISTING QUALIFICATIONS PANEL, THE
COMPANY REQUESTED CONTINUED INCLUSION ON THE
NASDAQ SMALLCAP MARKET PURSUANT TO AN EXCEPTION
TO THE PROXY SOLICITATION, ANNUAL MEETING AND
SHAREHOLDERS' EQUITY REQUIREMENTS SET FORTH IN
THE NASDAQ MARKETPLACE RULES. ON MARCH 22,
2002, THE PANEL NOTIFIED THE COMPANY OF ITS
DELISTING DETERMINATION. THE COMPANY DOES NOT
EXPECT NASDAQ'S DETERMINATION TO HAVE ANY
IMPACT ON ITS DAY-TO-DAY OPERATIONS.

    THE COMPANY INTENDS TO REQUEST THE NASDAQ
LISTING AND HEARING REVIEW COUNCIL TO REVIEW
THE PANEL'S DELISTING DETERMINATION. THERE CAN
BE NO ASSURANCE THAT THE LISTING COUNCIL WILL
DECIDE NOT TO UPHOLD THE PANEL'S DELISTING
DETERMINATION.

    THE COMPANY WILL FILE A COPY OF THIS
PRESS RELEASE WITH ITS FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION, WHICH
FILINGS ARE AVAILABLE ON THE SEC'S WEBSITE AT
SEC.GOV.

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       ABOUT J2 COMMUNICATIONS

    J2 COMMUNICATIONS (NASDAQSC: JTWO) OWNS
NATIONAL LAMPOON, ONE OF THE LEADING BRANDS IN
COMEDY. NATIONAL LAMPOON IS ACTIVE IN A BROAD
ARRAY OF ENTERTAINMENT ACTIVITIES, INCLUDING
FEATURE FILMS, TELEVISION PROGRAMMING,
INTERACTIVE ENTERTAINMENT, HOME VIDEO, COMEDY
AUDIO CD'S AND BOOK PUBLISHING.

    THE NEW NATIONAL LAMPOON MOVIE, "NATIONAL
LAMPOON'S VAN WILDER," IS EXPECTED TO OPEN
NATIONWIDE THIS SPRING.

    FOR MORE INFORMATION CONTACT: JAMES P. JIMIRRO
                                  310/474-5252

           FORWARD-LOOKING STATEMENTS

    THIS PRESS RELEASE CONTAINS
FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON
THE COMPANY'S CURRENT EXPECTATIONS, FORECASTS
AND ASSUMPTIONS. IN SOME CASES FORWARD-LOOKING
STATEMENTS MAY BE IDENTIFIED BY FORWARD-LOOKING
WORDS LIKE "WOULD," "INTEND," "HOPE," "WILL,"
"MAY," "SHOULD," "EXPECT," "ANTICIPATE,"
"BELIEVE," "ESTIMATE," "PREDICT," "CONTINUE,"
OR SIMILAR WORDS. FORWARD-LOOKING STATEMENTS
INVOLVE RISKS AND UNCERTAINTIES WHICH COULD
CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER
MATERIALLY FROM THE COMPANY'S EXPECTATIONS,
FORECASTS AND ASSUMPTIONS. THESE RISKS AND
UNCERTAINTIES INCLUDE THE RISKS THAT "NATIONAL
LAMPOON'S VAN WILDER" WILL NOT OPEN AS EXPECTED
AND OTHER RISKS AND UNCERTAINTIES NOT IN THE
CONTROL OF THE COMPANY, INCLUDING, WITHOUT
LIMITATION, THE CURRENT ECONOMIC CLIMATE IN THE
UNITED STATES AND OTHER RISKS AND
UNCERTAINTIES, INCLUDING THOSE ENUMERATED AND
DESCRIBED IN THE COMPANY'S FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION, WHICH
FILINGS ARE AVAILABLE ON THE SEC'S WEBSITE AT
SEC.GOV. THE COMPANY DISCLAIMS ANY INTENTION OR
OBLIGATION TO UPDATE OR REVISE ANY
FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT
OF NEW INFORMATION, FUTURE EVENTS, OR
OTHERWISE.